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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 20, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



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
  NEW JERSEY                         0-19777                              22-3103129
(State or other                                                         (IRS Employer
jurisdiction of                    (Commission                          Identification
incorporation)                     File Number)                             Number)
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                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         The Registrant, DUSA Pharmaceuticals, Inc., ("DUSA") reports that it has received an "approvable" letter from the U.S. Food and Drug Administration ("FDA") regarding the commercial version of its BLU-U(TM) brand light source. DUSA believes that the final approval of the commercial version of its BLU-U(TM) brand light source is expected at any time. The "approvable" letter stated that final approval was dependent upon the FDA finding that DUSA's facilities and those of its' manufacturers, meet all current Good Manufacturing Practices. As previously announced, the FDA completed its inspections of these manufacturing facilities in August and has reported no deficiencies to DUSA.

         Except for historical information, this report, including the exhibit, contains certain forward- looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the timing of the regulatory approval by the FDA of the PMA Supplement, timing of the introduction of the LEVULAN(R) PDT system and commencement of sales. Such risks and uncertainties include, but are not limited to, final regulatory approval of the commercial version of the BLU-U(TM), dependence upon third party manufacturers of the Kerastick(R) and the BLU-U(TM), the timing of the launch of the LEVULAN(R) PDT system and ability to develop a market for the products and other risks identified in DUSA's SEC filings from time to time.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated September 20, 2000.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            DUSA PHARMACEUTICALS, INC.



Dated: September 20, 2000                   By: /s/ D. Geoffrey Shulman
       ------------------                       --------------------------------
                                            D. Geoffrey Shulman, MD, FRCPC
                                            President, Chief Executive Officer,
                                            and Chief Financial Officer